EXHIBIT "A"


                               SYNDICATE AGREEMENT

MEMORANDUM OF AGREEMENT made as of the 1st day of December, 1998.

BETWEEN: LLOYD FRIZZELL, a geologist, having an office at 1332 NW,Conklin Ave., Grants Pass, Oregon, 97526 (hereinafter called "Frizzell")

                                       and

          DAVID N. VALLANDIGHAM, a prospector, having an office at 203 Southwest "G" Street, Suite A, Grants Pass, Oregon,97526 (hereinafter called "Vallandigham")

                                       and

          RICHARD M. DAY, an attorney at law, having an office at 10 Exchange Place, Suite 710, Salt Lake City, Utah, 84111 (hereinafter called "Day")

                                       and

          GEMEXPORT LIMITED, an international investment corporation incorporated under the laws of Barbados, and having an office at Stevmar House, Rockley, Christ Church, Barbados (hereinafter called "Gemexport")

     WHEREAS the parties hereto have agreed to form a syndicate to be known as the TAB 99 Syndicate (the "Syndicate") for the purpose of staking certain mining claims in the States of Oregon and California with a view to vending them in due course to a mining exploration company;

     AND WHEREAS the parties hereto wish to set forth the terms and conditions of their participation in the Syndicate;

     NOW THEREFORE IN CONSIDERATION of the mutual covenants and agreements herein contained and other good and valuable consideration, this Agreement witnesses as follows:

     1.   The Syndicate shall be named the TAB 99 Syndicate.

     2. Frizzell agrees to provide technical advice to the Syndicate as to the location of the claims to be staked.

     3. Vallandigham agrees to supervise the claim staking and recording of the claims with the appropriate agencies.

     4. Day agrees to use his best efforts to identify prospective purchaser of the claims and to negotiate a sale on behalf of the Syndicate.

     5. Gemexport agrees to pay the costs of staking and recording the claims, including the necessary deposits.

     6. The parties hereto agree that ownership in the Syndicate shall be by way of Units totaling 24 and that in consideration of their respective contributions the parties shall receive the number of Units set forth below opposite their names:

                                                     Units
                                                     -----
                                   Frizzell            1
                                   Vallandigham        1
                                   Day                 2
                                   Gemexport          20
                                                    ----
                                                      24
                                                    ====

     7. It is agreed that the claims shall be staked an recorded in the name of Frizzell who shall hold them in trust for the Syndicate, the members of which shall own interests in the claims in proportion to the Units they hold.

     8. Upon the claims having been sold and transferre to the purchaser by the Syndicate, the proceeds of the sale shall be distributed to the members of the Syndicate in proportion to the number of Units held and this Agreement shall terminate.

     9. All notices, requests or demands to or upon the parties hereto shall be in writing and delivered or sent by registered mail postage prepaid, by delivery or by facsimile transmission addressed, to the parties respective addresses set out below, or to such other address as may be specified by one of the parties hereto to the others and notice given in the manner herein provided.

     10.  The address of the Syndicate shall be:

                                            TAB 99 Syndicate
                                            c/o Mr. Lloyd Frizzell
                                            1332 NW Conklin Avenue
                                            Grants Pass, OR 97526

     11.  The addresses of the members are:

                                            Lloyd Frizzell
                                            1332 NW Conklin Avenue
                                            Grants Pass, OR 97526

                                            David N. Vallandigham
                                            710 Upper Powell Road,
                                            Williams, OR 97544

                                            Richard M. Day
                                            10 Exchange Place, Suite 525
                                            Salt Lake City, Utah 84111
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                                       9

                                            Gemexport Limited
                                            c/o Stevmar Corporate Services Ltd.
                                            Stevmar House, Rockley,
                                            Christ Church, Barbados

     12. This agreement shall terminate December 31, 2002 unless extended by mutual consent. The parties hereto undertake and agree to execute and deliver such further and other assurances and documents as may be necessary to carry out the intention and give effect to all the terms and conditions of this Agreement.

     13. This Agreement may be altered or amended in any of its provisions when any such changes are reduced to writing and signed by all of the parties hereto, but not otherwise.

     14.  Time shall be of the  essence of this  Agreement.

     15. The contract created under this Agreement and the rights of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Oregon. Each of the parties hereto irrevocably attorns to the jurisdiction of the courts of the State of Oregon.

     16. No provision of this agreement shall be deemed waived unless such waiver is in writing. Any waiver of any default committed by any of the parties hereto in the observance of the performance of any part of this Agreement shall not extend to or be taken in any manner to affect any other default.

     17. This Agreement shall enure to the benefit of an be binding upon the successors of the parties hereto. This Agreement is not assignable by any party hereto without the express written consent of all of the other parties.


IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

/s/ Lloyd Frizzell                                /s/ David N. Vallandigham
------------------------------                    ------------------------------
LLOYD FRIZZELL                                    DAVID N. VALLANDIGHAM


/s/ Richard M. Day
------------------------------                    GEMEXPORT LIMITED
RICHARD M. DAY

                                                  Per: /s/ ILLEGIBLE
                                                     ---------------------------
                                                        Director